UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
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☒    Definitive Proxy Statement
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☐    Soliciting Material Pursuant to §240.14a‑12

TRANSPHORM, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LETTER TO STOCKHOLDERS

Dear Stockholders:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders (“Annual Meeting”) of Transphorm, Inc., a Delaware corporation, which will be held in a virtual format at www.virtualshareholdermeeting.com/TGAN2023 on Tuesday, October 10, 2023 at 10:00 a.m. Pacific Daylight Time. We have adopted a virtual format for the Annual Meeting to provide a consistent experience to all our stockholders regardless of location. There will be no physical location for stockholders to attend the Annual Meeting in person.

The matters to be acted upon at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders (the “Notice of Meeting”) and Proxy Statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting online, please cast your vote as soon as possible by Internet, by telephone or, if you received a paper proxy card and voting instructions by mail, by completing and returning the enclosed proxy card in the postage-prepaid envelope. Voting in advance by proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend. Returning a proxy does not affect your right to attend the Annual Meeting online or to vote your shares during the Annual Meeting.

Thank you for your continued support of Transphorm.

Sincerely,

/s/ Primit Parikh
Primit Parikh
Director, President and Chief Executive Officer

August 31, 2023

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time	Tuesday, October 10, 2023 at 10:00 a.m. Pacific Daylight Time

Place
You are cordially invited to attend the 2023 Annual Meeting of Stockholders of Transphorm, Inc. (the “Annual Meeting”), which will be held in a virtual format at www.virtualshareholdermeeting.com/TGAN2023. We have adopted a virtual format for the Annual Meeting to provide a consistent experience to all our stockholders regardless of location. There will be no physical location for stockholders to attend the Annual Meeting in person.

Items of Business	1.Elect two Class III directors of Transphorm, Inc., each to serve for a term of three years and until such director’s successor is duly elected and qualified;
2.Ratify the appointment of KPMG LLP as Transphorm’s independent registered public accounting firm for the fiscal year ending March 31, 2024;
3.Approve the Transphorm, Inc. Outside Director Compensation Policy; and
4.Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Record Date	Only stockholders of record at the close of business on August 24, 2023 are entitled to notice of, and to vote at, the Annual Meeting and at any postponements or adjournments of the meeting.

Meeting Admission
All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/TGAN2023, you must enter the 16-digit control number found on your proxy card or voting instruction form.

Voting	Your vote is important. Even if you plan to attend the Annual Meeting online, we encourage you to read the accompanying Proxy Statement and vote as quickly as possible, to ensure your vote is recorded.

On or about August 31, 2023, we began sending this notice, the Proxy Statement, our Annual Report on Form 10-K for our fiscal year ended March 31, 2023 and a proxy card to all stockholders entitled to vote at the Annual Meeting.

By Order of the Board of Directors,

/s/ Primit Parikh
Primit Parikh
Director, President and Chief Executive Officer
August 31, 2023

TRANSPHORM, INC.
75 Castilian Drive
Goleta, CA 93117

PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 10, 2023

As used in this Proxy Statement, “the Company,” “Transphorm” “we,” “us” and “our” refer to Transphorm, Inc. and its consolidated subsidiaries. The term “Annual Meeting,” as used in this Proxy Statement, refers to our 2023 Annual Meeting of Stockholders and includes any adjournment or postponement of such meeting.

We are an “emerging growth company” and a “smaller reporting company” under the federal securities laws and, as such, have elected to provide in this Proxy Statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including the compensation disclosures required of a smaller reporting company. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted.

GENERAL INFORMATION

Why am I receiving these materials?

You are receiving these materials because Transphorm’s board of directors (the “Board”) is soliciting your proxy to vote your shares at the Annual Meeting with respect to the proposals described in this Proxy Statement. This Proxy Statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the Annual Meeting and the information you need to know to vote at the meeting.

On or about August 31, 2023, we began sending the Notice of Annual Meeting of Stockholders, this Proxy Statement, our Annual Report on Form 10-K for our fiscal year ended March 31, 2023 (the “Annual Report”) and a proxy card to all stockholders entitled to vote at the Annual Meeting.

This Proxy Statement and the Annual Report are posted on our website at www.transphormusa.com and are available from the Securities and Exchange Commission (“SEC”) at its website at www.sec.gov. You may also obtain a copy of the Annual Report, free of charge, by sending a written request to Transphorm, Inc., 75 Castilian Drive, Goleta, CA 93117, Attention: Corporate Secretary. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

How can I attend the Annual Meeting?

The Annual Meeting will be held entirely online at www.virtualshareholdermeeting.com/TGAN2023 and will begin promptly at 10:00 a.m. Pacific Daylight Time on Tuesday, October 10, 2023. You will not be able to attend the Annual Meeting in person.

You will be able to log into the virtual meeting platform beginning at 9:45 a.m. Pacific Daylight Time on Tuesday, October 10, 2023. We encourage you to log in early and ensure you can hear streaming audio prior to the meeting start time. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting platform’s log in page.

To attend the virtual meeting, visit the meeting website (www.virtualshareholdermeeting.com/TGAN2023) and enter the control number included on your proxy card or on the instructions that accompanied your proxy materials. Beneficial stockholders who do not have a control number may gain access to the meeting by logging into their broker, bank or other nominee’s website and selecting the shareholder communications mailbox to link through to the meeting. Instructions should also be provided on the voting instruction card provided by your broker, bank or other nominee.

If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), we will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any such situation, we will promptly notify stockholders of the decision via the meeting website.

What proposals will be voted on at the Annual Meeting?

The following proposals will be voted on at the Annual Meeting:

Proposal 1:    To elect two Class III directors, Primit Parikh and Kelly Smales, to serve until our 2026 annual meeting of stockholders and until their respective successors are duly elected and qualified;

Proposal 2:    To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2024; and

Proposal 3:    To approve our Outside Director Compensation Policy.

What are the Board’s recommendations on how to vote my shares?

The Board recommends that you vote your shares:

Proposal 1:    “FOR” the election to the Board of the Class III director nominees, Primit Parikh and Kelly Smales, to serve until our 2026 annual meeting of stockholders and until their respective successors are duly elected and qualified;

Proposal 2:    “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2024; and

    Proposal 3:    “FOR” the approval of our Outside Director Compensation Policy.

Will any other business be conducted at the Annual Meeting?

Other than the proposals described in this Proxy Statement, we know of no other matters to be submitted to stockholders at the Annual Meeting. If any other matter properly comes before stockholders at the Annual Meeting, it is the intention of the persons named as proxy holders to vote upon such matters in accordance with the recommendation of the Board.

We do not intend to make a formal presentation to stockholders. Since no presentation is planned, it is expected that the Annual Meeting will last only a few minutes.

How can I ask questions at the Annual Meeting?

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted during the meeting and that relate to the matters to be voted on at the Annual Meeting. If you wish to submit a question during the Annual Meeting, log into the virtual meeting website, type your question into the “Ask a Question” field, and click “Submit.” If your question is properly submitted during the relevant portion of the meeting agenda pursuant to the rules of conduct for the meeting, we will respond to your question during the meeting, subject to time constraints. To provide access to all stockholders, each stockholder will be limited to two questions, and if multiple questions are submitted on the same subject, we will consolidate them for a single response to avoid repetition. We reserve the right to exclude questions that are irrelevant to the proposals that are the subject of the Annual Meeting; irrelevant to our business; derogatory or in bad taste; personal grievances; or otherwise inappropriate. Only validated stockholders or proxy holders will be able to ask questions in the designated field on the web portal.

Who pays the cost for soliciting proxies?

We will pay the entire cost of soliciting proxies, including the preparation, assembly, printing, mailing and distribution of the proxy materials. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each set of proxy materials to ensure that all of your shares are voted.

VOTING INFORMATION

When is the record date for the Annual Meeting?

The Board has fixed the record date for the Annual Meeting as of the close of business on August 24, 2023 (the “Record Date”).

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, a total of 61,960,640 shares of our common stock were outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter presented at the Annual Meeting. We do not have cumulative voting rights for the election of directors.

What is the quorum requirement for the Annual Meeting?

A quorum is the minimum number of shares required to be present or represented at the Annual Meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. The holders of a majority of the voting power of our capital stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

If you submit a properly executed proxy via the Internet or by telephone or mail, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. Broker non-votes will also be counted as present for the purposes of determining the presence of a quorum at the Annual Meeting. A broker non-vote occurs when shares held by a broker for a beneficial owner are not voted because the broker did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares.

The inspector of elections will determine whether a quorum is present at the Annual Meeting. If there is no quorum, the chairperson of the meeting or the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, will have the power to adjourn the meeting to another time or place.

What is the difference between a stockholder of record and a beneficial owner of shares held in “street name”?

Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with Pacific Stock Transfer Company, our transfer agent, you are considered the stockholder of record, or a registered holder, with respect to those shares. As a stockholder of record, you may vote by proxy or vote at the Annual Meeting if you attend online.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the nominee that holds your shares giving you the right to vote the shares at the Annual Meeting.

What vote is required to approve each item and how are votes counted?

Proposal 1:    Each director is elected by a plurality of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. A plurality means that the nominees who receive the largest number of “FOR” votes will be elected as directors. As a result, any shares not voted “FOR” a particular nominee will have no effect on the outcome of the election. You may vote “FOR ALL”

nominees, “WITHHOLD ALL” with respect to the nominees, or “FOR ALL EXCEPT” one or more of the nominees you specify.

Proposal 2:    The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2024 requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting and entitled to vote thereon. You may vote “FOR” or “AGAINST” this proposal, or you may indicate that you wish to “ABSTAIN” from voting on this proposal. Abstentions will have the same effect as a vote “AGAINST” this proposal. Because this is a routine proposal, we do not expect any broker non-votes on this proposal.

Proposal 3:    The approval of our Outside Director Compensation Policy requires (i) the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting and entitled to vote thereon and (ii) the affirmative vote of a majority of the votes cast on the proposal by the disinterested stockholders, meaning the stockholders other than (a) any director or executive officer of the Company and (b) any stockholder that has received or is entitled to receive any portion of the compensation otherwise payable to a director in respect of such director’s service on the Board. You may vote “FOR” or “AGAINST” this proposal, or you may indicate that you wish to “ABSTAIN” from voting on this proposal.For purposes of determining whether this proposal has been approved by the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting and entitled to vote thereon, abstentions will have the same effect as a vote “AGAINST” this proposal. For purposes of determining whether this proposal has been approved by the affirmative vote of a majority of the votes cast on the proposal by the disinterested stockholders, abstentions will have no effect on this proposal because they are not considered to be votes cast. Broker non-votes will have no effect on this proposal. Although the approval of a majority of the votes cast by the disinterested stockholders on this proposal is not a legal requirement for this proposal to be approved, the Board has determined that it is in the best interests of the Company and its stockholders to require such an approval voluntarily.

How can I vote?

Stockholders of Record. If you are a stockholder of record, you may vote in one of the following ways:

•By Internet—Before the Annual Meeting. You may vote online at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Daylight Time on October 9, 2023. You will need the control number included on your proxy card.

•By Internet—During the Annual Meeting. You may vote online during the Annual Meeting at www.virtualshareholdermeeting.com/TGAN2023. You will need the control number included on your proxy card.

•By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Daylight Time on October 9, 2023. You will need the control number included on your proxy card.

•By Mail. If you received printed proxy materials, you may vote by completing, signing and dating each proxy card received and returning it in the postage-paid envelope. Proxy cards submitted by mail must be received no later than October 9, 2023 to be voted at the Annual Meeting.

Beneficial Owners. If you are a beneficial owner of shares held in street name, you will receive voting instructions from your brokerage firm, bank or other nominee. You must follow those instructions to direct your broker, bank or other nominee on how to vote your shares. If you are a street name stockholder, you may not vote your shares on your own behalf at the Annual Meeting unless you obtain a legal proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.

Can I change my vote or revoke my proxy?

Stockholders of Record. You can change your vote or revoke your proxy by:

•entering a new vote by Internet or telephone (subject to the applicable deadlines for each method);

completing and returning a later-dated proxy card, which must be received no later than October 9, 2023;

•delivering to our Corporate Secretary by mail a written notice stating that the proxy is revoked, which must be received prior to the Annual Meeting; or

•attending the Annual Meeting and voting your shares by Internet during the Annual Meeting (your attendance at the Annual Meeting, in and of itself, will not revoke your proxy).

Beneficial Owners. If your shares are held of record by a broker, bank or other nominee and you wish to change your vote or revoke a proxy, you must contact that organization and follow their instructions.

What if I do not specify how my shares are to be voted or fail to provide timely directions to my brokerage firm, bank or other nominee?

Stockholders of Record. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the Board on all matters presented in this Proxy Statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Annual Meeting.

Beneficial Owners. Brokerage firms, banks and other nominees holding shares in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on the proposal to ratify the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending March 31, 2024, which is considered a routine matter. Your broker, bank or other nominee will not have discretion to vote on any other proposals absent direction from you.

Is there a list of registered stockholders entitled to vote at the Annual Meeting?

A complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at our headquarters at 75 Castilian Drive, Goleta, CA 93117, for ten days prior to the Annual Meeting, and will be available in electronic form on the day of the Annual Meeting at www.virtualshareholdermeeting.com/TGAN2023.

Where can I find the voting results of the Annual Meeting?

Voting results will be tabulated and certified by the inspector of elections appointed by the Company for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a Current Report on Form 8-K within four business days of the Annual Meeting.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Composition of the Board

Our business and affairs are managed under the direction of the Board, which currently consists of seven members, four of whom are “independent” under the listing rules of The Nasdaq Stock Market LLC (the “Nasdaq Listing Rules”).

Our amended and restated certificate of incorporation provides that the Board is divided into three classes as nearly equal in size as is practicable, designated Class I, Class II and Class III, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. If the number of directors is changed, any newly created directorships or decrease in directorships will be apportioned among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors will shorten the term of any incumbent director. Each director’s term will continue until the end of such director’s three-year term and until their successor has been duly elected and qualified or until their earlier death, resignation, or removal.

The names of our directors and certain information about them as of August 24, 2023 is set forth below. Except for Eiji Yatagawa, who was previously nominated to the Board by KKR Phorm Investors L.P., there are no arrangements or understandings between any of our directors and any other person pursuant to which he or she is or was to be selected as a director.

Name	Age	Position	Director Since	Class	Current Term Expires
Nominees for Director
Primit Parikh	52	Director, President and Chief Executive Officer	2023	III	2023
Kelly Smales(1)(2)	64	Director	2021	III	2023
Continuing Directors
Julian Humphreys(1)(2)(3)	61	Director	2020	I	2024
Katharina McFarland(1)(2)(3)	64	Director	2021	I	2024
Cynthia (Cindi) Moreland(1)(3)	64	Director	2021	I	2024
Umesh Mishra	64	Chief Technology Officer and Chair of the Board	2020	II	2025
Eiji Yatagawa	45	Director	2020	II	2025
____________________
(1) Member of the Audit Committee
(2) Member of the Compensation Committee
(3) Member of the Nominating and Corporate Governance Committee

Nominees for Director

Primit Parikh has served as our Chief Executive Officer and as a member of the Board since May 2023 and as our President since February 2020. Dr. Parikh previously served as our Chief Operating Officer from February 2020 to May 2023. Dr. Parikh is a co-founder of our main operating subsidiary, Transphorm Technology, Inc., and has served as Transphorm Technology’s Chief Operating Officer since 2007, as well as a member of the board of directors of Transphorm Japan, Inc. since 2014. With over 30 years of semiconductor and entrepreneurial experience, his background includes experience with capital raises, international markets and strategic partnerships, products and manufacturing, intellectual property, GaN and semiconductor technology, and government contracting. Prior to Transphorm Technology, Dr. Parikh led GaN electronics at Nitres Inc. until its acquisition in 2000 by Cree, where he was responsible for RF GaN electronics, as well as cross functional programs in LED technology. Dr. Parikh has co-

authored more than 75 publications and holds more than 40 patents. He holds a B.Tech. in Electrical Engineering from IIT, Mumbai and a Ph.D. in Electrical and Computer Engineering from the University of California, Santa Barbara.

Dr. Parikh was selected to serve on the Board due to his intimate knowledge of our business plans and strategies, his significant experience with capital raising, international business and manufacturing, his technical expertise, and the perspective and experience he brings as a co-founder of Transphorm Technology.

Kelly Smales has served as a member of the Board since June 2021. Ms. Smales has over 30 years of experience working as a certified public accountant, including with multiple semiconductor companies. From May 2015 to March 2017, she was the chief financial officer at KnuEdge Inc. (formerly Intellisis), a machine learning hardware and software company. From November 2011 to May 2015, Ms. Smales was the chief financial officer for Advanced Nanotechnology Solutions Inc., a semiconductor manufacturing start-up company. Ms. Smales holds a B.S. degree in accounting from Arizona State University and an M.B.A. degree from the University of Chicago.

Ms. Smales was selected to serve on the Board due to her significant financial and accounting expertise.

Directors Continuing in Office

Julian Humphreys has served as a member of the Board since October 2020. Dr. Humphreys has over 30 years of experience in the semiconductor industry, including 20 years specifically with power semiconductors. From February 2017 to April 2019, Dr. Humphreys was a senior vice president and general manager at Nexperia B.V. From June 2010 to January 2017, Dr. Humphreys was a vice president and general manager with Nexperia’s predecessor, the NXP Semiconductors Standard Products Division of NXP Semiconductors N.V. Dr. Humphreys was also the managing director of Nexperia UK Ltd., and its predecessor entity NXP Semiconductors UK Ltd., from September 2011 to March 2019. He holds a B.Eng. degree in electronics and a Ph.D. in semiconductor physics, both from the University of Liverpool.

Dr. Humphreys was selected to serve as a member of the Board due to his significant experience in the technology industry and his technical expertise.

Katharina McFarland has served as a member of the Board since February 2021, including as Lead Independent Director since May 2022. With over 30 years of government service, Ms. McFarland is widely recognized as a leading subject-matter expert on government procurement. Ms. McFarland has served as the president of Blue Oryx Inc., a consulting services firm, since January 2017. She serves as Chair of the Board of Army Research and Development at the National Academies of Science and as a director of Virgin Orbit Holdings, Inc. (Nasdaq: VORB), Science Applications International Corporation (NYSE: SAIC), and the Procurement Round Table. Ms. McFarland was a director of Engility Holdings, Inc. from June 2017 until its acquisition by SAIC in January 2019. Ms. McFarland also serves on the Advisory Boards of Anduril Industries, Cypress International Senior Strategy Group, and Sehlke Consulting. She was previously the Assistant Secretary of Defense for Acquisition (2012 to 2017) and acting Assistant Secretary of the Army (Acquisition, Logistics & Technology) (2016 to 2017). She was President of the Defense Acquisition University from 2010 to 2012, and Director of Acquisition, Missile Defense Agency from 2006 to 2010. Ms. McFarland is an accredited Materials, Mechanical, Civil and Electronics Engineer. She has received the Presidential Meritorious Executive Rank Award, the Secretary of Defense Medal for Meritorious Civilian Service Award, the Department of the Navy Civilian Tester of the Year Award, and the Navy and United States Marine Corps Commendation Medal for Meritorious Civilian Service. Ms. McFarland brings substantial experience with the U.S. Department of Defense, Department of Army, and Intelligence Community procurement with a focus on Space applications, Artificial Intelligence, Cyber, and IT technologies in defense acquisition, program management, logistics and technology. Ms. McFarland holds a B.Sc. degree in engineering from Queen’s University, a master’s degree in program management from the Program Management Institute, and an honorary doctoral degree in engineering from Cranfield University.

Ms. McFarland was selected to serve on the Board due to her depth of experience in government service and procurement.

Umesh Mishra has served as our Chief Technology Officer and as a member of the Board since February 2020 and as Chair of the Board since May 2023. Dr. Mishra is a co-founder of our main operating subsidiary, Transphorm Technology, Inc., and has served as Transphorm Technology’s Chief Technology Officer and as a member of the board of directors of Transphorm Technology since March 2007. Previously, Dr. Mishra was Chief Executive Officer of Transphorm Technology from 2007 to 2013. Prior to co-founding Transphorm Technology, Dr. Mishra co-founded Nitres Inc. in 1996. Nitres, the first company to develop GaN LEDs and transistors, was acquired by Cree, Inc. in 2000. Dr. Mishra has also been a Professor of Electrical and Computer Engineering at the University of California, Santa Barbara since 1990. He holds a B.S. Tech from the Indian Institute of Technology, an M.S. from Lehigh University and a Ph.D. from Cornell University.

Dr. Mishra was selected to serve on the Board because of the perspective and experience he brings as a co-founder of Transphorm Technology, his significant experience in the technology industry and his technical expertise.

Cynthia (Cindi) Moreland has served as a member of the Board since October 2021. Ms. Moreland has over 30 years of experience working as an attorney within the technical field, including fifteen years as a general counsel, and over 20 years as a chief compliance officer. Since April 2021, she has served as the general counsel of Care.com, an online marketplace for various care services and a subsidiary of IAC/InterActiveCorp (Nasdaq: IAC). From March 2017 to April 2021, Ms. Moreland served as senior vice president and general counsel for IAC Applications, an operating business within IAC/InterActiveCorp that included the Mosaic Group, the mobile application division of IAC/InterActiveCorp. From February 2016 to March 2017, she served as an independent strategic advisor to various law firm and business clients. Ms. Moreland holds a B.A. degree in English as well as a J.D. from the University of Mississippi.

Ms. Moreland was selected to serve on the Board due to her significant experience as corporate counsel and her legal expertise.

Eiji Yatagawa has served as a member of the Board since February 2020 and as a member of the board of directors of Transphorm Technology since June 2015. Mr. Yatagawa joined Kohlberg Kravis Roberts & Co. L.P. (“KKR”), a leading global investment firm, in 2006 and is a Member on the Private Equity team. Prior to joining KKR, Mr. Yatagawa was an associate in Goldman Sachs & Co.’s investment banking team from 2002 to 2006. Mr. Yatagawa currently serves on the board of directors of several privately-held companies. He holds a B.S. in Mathematical Engineering and an M.S. in Mathematical Engineering from the University of Tokyo.

Mr. Yatagawa was selected to serve as a member of the Board due to his significant experience in financial and investment matters and experience within the technology sector.

Board Diversity Matrix (as of August 24, 2023)

Total Number of Directors	7
Gender Identity	Female	Male	Non-Binary	Not Disclosed
Number of Directors based on Gender Identity	3	4	—	—
Number of Directors who identify in any categories below:
Asian	—	3	—	—
White	2	1	—	—
Did Not Disclose Demographic Background	1

Director Independence

Our common stock is listed on The Nasdaq Stock Market LLC. Pursuant to the Nasdaq Listing Rules, independent directors must comprise a majority of the Board, and each member of our Audit, Compensation and Nominating and Corporate Governance Committees must be independent.
The independence definition set forth in the Nasdaq Listing Rules includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of the director’s family members has engaged in various types of business dealings with us. In addition, the Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board considered information provided by the directors with regard to each director’s business and personal activities and relationships as they may relate to us and our management.
Audit Committee members must satisfy additional independence criteria set forth in Rule 10A-3 under the Exchange Act, and Compensation Committee members must satisfy additional independence criteria set forth under the Nasdaq Listing Rules. In order to be considered independent for purposes of Rule 10A-3, a member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from us or any of our subsidiaries; or (2) be an affiliated person of us or any of our subsidiaries. In order for a member of the Compensation Committee to be considered independent, the Board must consider all factors specifically relevant to determining whether a director has a relationship to us that is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including, but not limited to: (1) the source of compensation of such director, including any consulting, advisory, or other compensatory fee paid by us to such director; and (2) whether such director is affiliated with us, any of or subsidiaries, or an affiliate of any of our subsidiaries.
The Board has reviewed the independence of each director and determined that each of Julian Humphreys, Katharina McFarland, Cindi Moreland and Kelly Smales, representing four of our seven directors, is “independent” as that term is defined under the applicable rules and regulations of the SEC and the Nasdaq Listing Rules.

Board Committees

The Board has established the following standing committees of the Board: Audit Committee; Compensation Committee; and Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignations or until otherwise determined by the Board.

Audit Committee

The current members of the Audit Committee are Julian Humphreys, Katharina McFarland, Cynthia Moreland and Kelly Smales. Ms. Smales is the chairperson of the Audit Committee. The Board has determined that each member of the Audit Committee meets the requirements for independence of audit committee members under the rules and regulations of the SEC and the Nasdaq Listing Rules, and also meets the financial literacy requirements of the Nasdaq Listing Rules. The Board has also determined that Ms. Smales is an audit committee financial expert within the meaning of Item 407(d) of Regulation S‑K under the Securities Act of 1933, as amended (“Securities Act”). During our fiscal year ended March 31, 2023, the Audit Committee held eleven meetings.

The Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq Listing Rules. A copy of the charter is available in the “Investors” section of our website at ir.transphormusa.com. As more fully described in its charter, the Audit Committee is responsible for, among other things:

•selecting, retaining, compensating, evaluating, overseeing and, where appropriate, terminating our independent registered public accounting firm;

•reviewing and approving the scope and plans for the audits and the audit fees and approving all non-audit and tax services to be performed by the independent auditor;

•evaluating the independence and qualifications of our independent registered public accounting firm;

•reviewing our financial statements, and discussing with management and our independent registered public accounting firm the results of the annual audit and the quarterly reviews;

•reviewing and discussing with management and our independent registered public accounting firm the quality and adequacy of our internal controls and our disclosure controls and procedures;

•discussing with management our procedures regarding the presentation of our financial information, and reviewing earnings press releases and guidance;

•overseeing the design, implementation and performance of our internal audit function, if any;

•setting hiring policies with regard to the hiring of employees and former employees of our independent auditor and overseeing compliance with such policies;

•reviewing, approving and monitoring related party transactions;

•adopting and overseeing procedures to address complaints regarding accounting, internal accounting controls and auditing matters, including confidential, anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters;

•reviewing and discussing with management and our independent auditor the adequacy and effectiveness of our legal, regulatory and ethical compliance programs; and

•reviewing and discussing with management and our independent auditor our guidelines and policies to identify, monitor and address enterprise risks.

Compensation Committee

The current members of the Compensation Committee are Julian Humphreys, Katharina McFarland and Kelly Smales. Dr. Humphreys is the chairperson of the Compensation Committee. The Board has determined that each member of the Compensation Committee meets the requirements for independence for compensation committee members under the rules and regulations of the SEC and the Nasdaq Listing Rules. Each member of the Compensation Committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. During our fiscal year ended March 31, 2023, the Compensation Committee held six meetings.

The Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq Listing Rules. A copy of the charter is available in the “Investors” section of our website at ir.transphormusa.com. As more fully described in its charter, the Compensation Committee is responsible for, among other things:

•reviewing, approving or making recommendations to the Board regarding the compensation for our executive officers, including our chief executive officer;

•reviewing, approving and administering our employee benefit and equity incentive plans;

•establishing and reviewing the compensation plans and programs of our employees, and ensuring that they are consistent with our general compensation strategy;

•approving or making recommendations to the Board regarding the creation or revision of any clawback policy;

•making recommendations to the Board regarding non-employee director compensation; and

•overseeing regulatory compliance with respect to compensation matters.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are Julian Humphreys, Katharina McFarland and Cynthia Moreland. Ms. Moreland is the chairperson of the Nominating and Corporate Governance Committee. The Board has determined that each member of the Nominating and Corporate Governance Committee meets the requirements for independence for nominating and corporate governance committee members under the Nasdaq Listing Rules. During our fiscal year ended March 31, 2023, the Nominating and Corporate Governance Committee held two meetings.

The Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable Nasdaq Listing Rules. A copy of the charter is available in the “Investors” section of our website at ir.transphormusa.com. As more fully described in its charter, the Nominating and Corporate Governance Committee is responsible for, among other things:

•reviewing and assessing and making recommendations to the Board regarding desired qualifications, expertise and characteristics sought of board members;

•establishing procedures for the submission of candidates for election to the Board;

•conducting a periodic review of our succession planning process for our executive management team and assisting in evaluating successors;

•reviewing and making recommendations to the Board regarding the composition, organization and governance of the Board and its committees;

•developing and recommending to the Board corporate governance guidelines and periodically reviewing such guidelines and their application;

•overseeing our governance practices;

•overseeing the evaluation of the performance of the Board and its committees; and

•administering policies and procedures for various constituencies that are involved with us to communicate with the non-management members of the Board.

Board Leadership Structure and Role of Lead Independent Director

The Board does not have a policy on whether the roles of Chair of the Board and Chief Executive Officer should be separate. The Board believes it should be free to determine what is best for the Company at a given point in time. Dr. Mishra currently serves as both Chair of the Board and Chief Technology Officer, while Dr. Parikh currently serves as Director, President and Chief Executive Officer. Our corporate governance guidelines provide that if the Chair of the Board is not independent, the Board may appoint an independent director to serve as Lead Independent Director. Ms. McFarland, an independent, non-employee director has served as Lead Independent Director since May 2022. As Lead Independent Director, Ms. McFarland determines the agenda and presides over meetings of our independent directors, serves as a liaison between Dr. Mishra and our independent directors, provides a channel of communication between Board members and our Chief Executive Officer, and performs such additional duties as the Board may otherwise determine or delegate.

The Board is committed to independent leadership and believes that objective oversight of management performance is a critical aspect of effective corporate governance. A majority of the members of the Board is independent under standards set forth in the Nasdaq Listing Rules, and only independent directors serve on the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee.

As a result of its committee system and the existence of a majority of independent directors, the Board believes it maintains effective oversight of our business operations, including independent oversight of our financial statements, executive compensation, selection of director candidates and corporate governance programs. We believe that the leadership structure of the Board, including Ms. McFarland’s role as Lead Independent Director, as well as the independent committees of the Board, is appropriate and enhances the Board’s ability to effectively carry out its roles and responsibilities on behalf of our stockholders.

Role of the Board in Risk Oversight

One of the key functions of the Board is informed oversight of our risk management process. The Board administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, and the Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also has the responsibility to review with management the process by which risk assessment and management is undertaken, monitor compliance with legal and regulatory requirements, and review the adequacy and effectiveness of our internal controls over financial reporting. The Nominating and Corporate Governance Committee is responsible for periodically evaluating our corporate governance policies and systems in light of the governance risks that we face and the adequacy of our policies and procedures designed to address such risks. The Compensation Committee assesses and monitors whether any of our compensation policies and programs is reasonably likely to have a material adverse effect on us.

The Board believes its current leadership structure supports the risk oversight function of the Board.

Attendance at Board and Stockholder Meetings

During our fiscal year ended March 31, 2023, the Board held twelve meetings. Each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the Board held during the period for which he or she has been a director and (2) the total number of meetings held by all committees of the Board on which he or she served during the periods that he or she served.

Although we do not have a formal policy regarding attendance by members of the Board at annual meetings of stockholders, we encourage, but do not require, directors to attend. Five of our seven directors attended our 2022 annual meeting of stockholders.

Executive Sessions of Independent Directors

To encourage and enhance communication among our independent directors, and as required under the Nasdaq Listing Rules, our independent directors meet in executive sessions without non-independent directors or management present on a periodic basis but no less than two times per year. These executive sessions are chaired by Ms. McFarland, our Lead Independent Director.

Family Relationships

There are no family relationships among any of our directors, director nominees or executive officers.

Considerations in Evaluating Director Nominees

The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become members of the Board, and recommending to the Board, such persons to be nominated for election as directors. The committee uses a variety of methods for identifying and evaluating potential director nominees. In its evaluation of potential director candidates, the committee will consider the current size and composition of the Board, the needs of the Board and the respective committees of the Board, and other director qualifications. While the Board has not established minimum qualifications for Board members, some of the factors that the Nominating and Corporate Governance Committee considers in assessing director nominee qualifications include, without limitation, issues of character, professional ethics and integrity, judgment, business acumen, proven achievement and competence in one’s field, the ability to exercise sound business judgment, tenure on the Board and skills that are complementary to the Board, an understanding of the Company’s business, an understanding of the responsibilities that are required of a member of the Board, other time commitments and diversity with respect to professional background, education, race, ethnicity, gender, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board (the “Director Criteria”). Although the Board does not maintain a specific policy with respect to board diversity, the Board believes that the Board should be a diverse body, and the Nominating and Corporate Governance Committee considers a broad range of perspectives, backgrounds and experiences.

If the Nominating and Corporate Governance Committee determines that an additional or replacement director is required, then the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, Board or management.

After completing its review and evaluation of director candidates, the Nominating and Corporate Governance Committee recommends to the Board the director nominees for selection. The Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors and the Board has the final authority in determining the selection of director candidates for nomination to the Board.

Stockholder Recommendations and Nominations to the Board

The Nominating and Corporate Governance Committee will consider recommendations and nominations for candidates to the Board from stockholders in the same manner as candidates recommended to the committee from other sources, so long as such recommendations and nominations comply with our amended and restated certificate of incorporation and amended and restated bylaws, all applicable company policies and all applicable laws, rules and regulations, including those promulgated by the SEC. The Nominating and Corporate Governance Committee will evaluate such recommendations in accordance with its charter, our bylaws, our corporate governance guidelines and the Director Criteria described above.

A stockholder that wants to recommend a candidate to the Board should direct the recommendation in writing by letter to Transphorm, Inc., 75 Castilian Drive, Goleta, CA 93117, Attention: Corporate Secretary. Such recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us and evidence of the recommending stockholder’s ownership of our capital stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate. Stockholder recommendations must be received by December 31st of the year prior to the year in which the recommended candidate(s) will be considered for nomination. The Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors.

Under our amended and restated bylaws, stockholders may also directly nominate persons for election to the Board. Any nomination must comply with the requirements set forth in our amended and restated bylaws and the rules and regulations of the SEC and should be sent in writing to Transphorm, Inc., 75 Castilian Drive, Goleta, CA 93117, Attention: Corporate Secretary. To be timely for our 2024 annual meeting of stockholders, nominations must be received by our corporate secretary observing the deadlines discussed below under “Other Matters—Stockholder Proposals or Director Nominations for Next Year’s Annual Meeting.”

Communications with the Board

Stockholders wishing to communicate directly with our directors may do so by writing and sending the correspondence to Transphorm, Inc., 75 Castilian Drive, Goleta, CA 93117, Attention: Chief Financial Officer. Our Chief Financial Officer, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for the Board to consider and (3) matters that are of a type that are improper or irrelevant to the functioning of the Board (for example, mass mailings, job inquiries and business solicitations). If appropriate, our Chief Financial Officer will route such communications to the appropriate director(s) or, if none is specified, then to the Chair of the Board or the Lead Independent Director. These policies and procedures do not apply to (1) communications to directors from our officers or directors who are stockholders or (2) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

Policy Prohibiting Hedging or Pledging of Securities

Under our insider trading policy, our employees, including our executive officers, and the members of the Board are prohibited from, directly or indirectly, among other things, (1) engaging in short sales, (2) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued to such individuals by us), (3) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them, (4) pledging any of our securities as collateral for any loans and (5) holding our securities in a margin account.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

The Board has adopted corporate governance guidelines that address, among other items, the qualifications and responsibilities of our directors and director candidates, the structure and composition of the Board and corporate governance policies and standards applicable to us in general. In addition, the Board has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers.

Our corporate governance guidelines and the Code of Conduct are available in the “Investors” section of our website at ir.transphormusa.com. We intend to disclose on our website any amendments to the Code of Conduct or any waivers granted to our executive officers from any provision of the Code of Conduct.

Director Compensation

There was no compensation awarded to, earned by or paid to our non-employee directors during our fiscal year ended March 31, 2023. Directors who are employed by us are not compensated for their service on the Board.

The following table lists all outstanding equity awards held at March 31, 2023 by each of our non-employee directors who served on the Board during our fiscal year ended March 31, 2023.

Name	Aggregate Number of Shares Underlying Unvested Stock Awards	Aggregate Number of Shares Underlying Outstanding Options
Julian Humphreys	15,313	55,000
Katharina McFarland	17,500	55,000
Cynthia (Cindi) Moreland	20,625	50,000
Kelly Smales	21,875	55,000
Eiji Yatagawa	—	—

PROPOSAL NO. 1

ELECTION OF CLASS III DIRECTORS

Nominees

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board nominated Primit Parikh and Kelly Smales for election as Class III directors at the Annual Meeting. If elected, each of Dr. Parikh and Ms. Smales will serve as a Class III director until our 2026 annual meeting of stockholders and until his or her respective successor is elected and qualified or until his or her earlier death, resignation or removal. Each of the nominees is a currently serving as a Class III director on the Board. For information concerning the nominees, please see the section above titled “Board of Directors and Corporate Governance.”

Each person nominated for election has consented to being named in this Proxy Statement and agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve. If, however, prior to the Annual Meeting, the Board should learn that a nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for such nominee will be voted for a substitute nominee, if any, as selected by the Board.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP (“KPMG”), an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending March 31, 2024. KPMG has served as our independent registered public accounting firm since June 2023. At the Annual Meeting, we are asking our stockholders to ratify this appointment.

The Audit Committee is submitting the appointment of KPMG to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of KPMG, and even if our stockholders ratify the appointment, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of KPMG, the Audit Committee may reconsider the appointment.

A representative of KPMG is expected to be present at the Annual Meeting, will have the opportunity to make a statement at the meeting if they desire to do so, and is expected to be available to respond to appropriate questions from our stockholders.

During our fiscal years ended March 31, 2023 and March 31, 2022, Marcum LLP (“Marcum”) served as our independent registered public accounting firm. Representatives of Marcum are not expected to be present at the Annual Meeting.

Change in Independent Registered Public Accounting Firm

    As previously disclosed in our Current Report on Form 8-K filed with the SEC on July 6, 2023 (the “8-K”), the Audit Committee approved the dismissal of Marcum as our independent registered public accounting firm and engaged KPMG to serve in this role, effective June 29, 2023.

The audit reports of Marcum on our consolidated financial statements for each of the most recent two fiscal years ended March 31, 2023 and 2022 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principle, except that Marcum’s audit report dated June 28, 2023 on our consolidated financial statements for the fiscal year ended March 31, 2023 contained an explanatory paragraph expressing substantial doubt regarding our ability to continue as a going concern.

During the fiscal years ended March 31, 2023 and 2022, and the subsequent interim period from April 1, 2023 to June 29, 2023, there were no: (1) disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference thereto in their reports on the financial statements for such years, or (2) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K), except as described below.

As previously disclosed in Item 9A of our Annual Reports on Form 10-K for each of the fiscal years ended March 31, 2023 and 2022, we concluded that our disclosure controls and procedures and internal control over financial reporting were not effective as of March 31, 2023 and 2022 due to a material weakness related to insufficient staffing resources in our finance department to support the complexity of our financial reporting requirements. Specifically, we did not have adequate staff members with technical accounting knowledge and financial reporting experience, and as a result have had an inadequate level of precision, evidence or timeliness in the performance of review controls as it relates to inventory, joint venture accounting, right of use asset and lease liability, accrual of expenses, revenue and financial reporting, including consideration of impairment, foreign currency impact and tax disclosure.

We provided Marcum with a copy of the disclosures we made in the 8-K and requested that Marcum furnish us with a letter addressed to the SEC stating whether or not Marcum agrees with the statements made therein. A copy of Marcum’s letter was filed as Exhibit 16.1 to the 8-K.

During the fiscal years ended March 31, 2023 and March 31, 2022, and the subsequent interim period from April 1, 2023 to June 29, 2023, neither we, nor anyone on our behalf, consulted with KPMG regarding either (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that KPMG concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees billed for professional audit services and other services rendered by Marcum with respect to our fiscal years ended March 31, 2023 and 2022.

	Year Ended March 31,
	2023	2022
Audit fees (1)	$ 1,109,941	$ 429,108
Audit-related fees	114,500	—
Tax Fees	—	—
All other fees	—	—
Total	$ 1,224,441	$ 429,108
____________________
(1)    Audit fees consist of fees billed for professional services provided in connection with the audit of our annual consolidated financial statements and the review of our quarterly consolidated financial statements and audit services provided in connection with other statutory and regulatory filings.

(2)    Audit-related fees consist of fees for professional services provided in connection with registration statements and comfort letters in connection with regulatory filings and contractual arrangements.

Auditor Independence

In our fiscal year ended March 31, 2023, there were no other professional services provided by Marcum, other than those listed above, that would have required the Audit Committee to consider their compatibility with maintaining the independence of Marcum.

Pre-Approval of Audit and Permissible Non-Audit Services

Our policies require the Audit Committee to pre-approve all audit and permitted non-audit services provided by the independent registered public accounting firm. All services provided by Marcum for the periods set forth in the table above were pre-approved by the Audit Committee.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING MARCH 31, 2024.

PROPOSAL NO. 3

APPROVAL OF OUTSIDE DIRECTOR COMPENSATION POLICY

We are requesting our stockholders to approve the Transphorm, Inc. Outside Director Compensation Policy (the “Director Policy”), which provides for compensation to certain members of the Board for their services on the Board. The Director Policy is attached to this proxy statement as Annex A.

In December 2022, the Compensation Committee retained Pearl Meyer & Partners, LLC as an independent compensation consultant to provide the Board and the Compensation Committee with an analysis of publicly available market data relating to non-employee director compensation levels and practices and assistance in determining the compensation of non-employee members of the Board. The Board and the Compensation Committee believe that a formal policy such as the Director Policy will help us to attract, retain and reward non-employee directors for the services they provide on the Board and its committees. In August 2023, the Board adopted the Director Policy, subject to stockholder approval. If approved by stockholders, the Director Policy will provide compensation to each member of the Board who is neither an employee nor affiliated with KKR Phorm Investors L.P. (each, a “covered director”) for director services beginning with our fiscal year ending March 31, 2024 (“fiscal 2024”), which commenced April 1, 2023 (the Director Policy’s “effective date”). However, no compensation will be provided under the Director Policy to any covered directors prior to the Annual Meeting. Instead, if the Director Policy is approved by stockholders, compensation payable for fiscal 2024 services provided prior to the Annual Meeting will be paid or granted shortly following the date of the Annual Meeting, as described further below.

Initial and Annual Equity Awards

Initial Awards

Under the Director Policy, each person who first becomes a non-employee director after the effective date of the Director Policy will receive, on the first trading day on or after the person first becomes a covered director, an initial award of restricted stock units (“RSUs”), or the Initial Award. If the person was a member of the Board and also an employee, then becoming a covered director due to termination of employment will not entitle the person to an Initial Award. Further, if the person was a director affiliated with KKR Phorm Investors L.P. (an “investor affiliate”), becoming a covered director due to ceasing to be an investor affiliate will not entitle the person to an Initial Award.

Each Initial Award will cover a number of shares of our common stock (rounded to the nearest whole share, as applicable) having a grant date fair value, determined in accordance with U.S. generally accepted accounting principles (“GAAP”), equal to the product of (a) $100,000, multiplied by (b) a fraction equal to (x) the number of full months from the first day the person becomes a covered director through the one-year anniversary of the then-most recent annual meeting of the Company’s stockholders (the “meeting anniversary”), divided by (y) 12. Initial Awards will be scheduled to vest on the earlier of the meeting anniversary or the day immediately prior to the date of the first annual meeting of the Company’s stockholders that occurs after the grant of the Initial Award, subject to the director’s continued service through such vesting date.

Annual Awards

Under the Director Policy, on the first trading day immediately following the date of each annual meeting of the Company’s stockholders that occurs after the effective date of the Director Policy, each person then serving as a covered director automatically will receive an award of RSUs, or an Annual Award. Each Annual Award will cover a number of shares of our common stock (rounded to the nearest whole share, as applicable) having a grant date fair value, determined in accordance with GAAP, equal to $100,000. Annual Awards will be scheduled to vest as to 25% of the underlying shares on each of the first four of the Company’s quarterly vesting dates that occur following the Annual Award’s grant date, or if earlier, the day immediately prior to the date of the first annual meeting of the Company’s stockholders that occurs after the grant of the Annual Award, in each case subject to the director’s continued service through the applicable vesting date. The Company’s quarterly vesting dates in a given year consist of the 20th day of each of February, May, August and November.

Annual Cash Retainers

The Director Policy provides for an annual cash retainer of $27,000, payable to each covered director on a quarterly basis in arrears, and prorated for any partial period of services provided as a covered director during the applicable fiscal quarter of the Company. There are no per-meeting attendance fees for meetings of the Board or any of its committees.

Additional Retainers

In addition to the annual cash retainer, the Director Policy provides additional retainers to covered directors for service as Chair of the Board, Lead Independent Director, or the chair or member of a committee of the Board (the “additional retainers”). These additional retainers are provided on a quarterly basis in arrears and prorated for any partial period of services provided as a covered director during the applicable fiscal quarter of the Company. The annualized amounts of the additional retainers are as follows:

•$25,000 per year for service as Chair of the Board;
•$25,000 per year for service as Lead Independent Director;
•$20,000 per year for service as chair of the Audit Committee;
•$10,000 per year for service as member of the Audit Committee;
•$12,000 per year for service as chair of the Compensation Committee;
•$6,000 per year for service as member of the Compensation Committee;
•$10,000 per year for service as chair of the Nominating and Corporate Governance Committee; and
•$5,000 per year for service as member of the Nominating and Corporate Governance Committee.
Committee chairs will receive only the additional retainer as chair of the committee but not the additional retainer as a member of that committee.

Any additional retainer relating to services during fiscal 2024 will be provided in the form of an award of RSUs (a “Retainer Award”). Any additional retainer relating to services after fiscal 2024 automatically will be paid in cash, except as follows. Each person who otherwise is eligible to receive any future additional retainers beginning with our fiscal year ending March 31, 2025 may make an election to receive additional retainers as Retainer Awards rather than in cash. The election must be made in the calendar year prior to the calendar year in which the Company’s fiscal year to which the additional retainers relate commences, and the election must be made in an open trading window of the Company and while the director is not restricted from trading shares of our common stock pursuant to our insider trading policy. Elections otherwise will be made in the form and manner specified by the Board or other applicable committee of the Board that has been designated with appropriate authority.

Any Retainer Award will be granted on the 20th day of the month following the end of the fiscal quarter to which the covered director’s services relate and provided that the director remains a service provider on such grant date. Such Retainer Award will be fully vested on its grant date and will cover a number of shares of our common stock (rounded to the nearest whole share, as applicable) with a grant date fair value, determined in accordance with generally accepted accounting principles (“GAAP”), equal to the quarterly amount of additional retainer for the applicable fiscal quarter of the Company. A director who does not remain a service provider through the grant date of a Retainer Award will receive the additional retainer in cash instead.

Change in Control

In the event of a change in control of the Company, each covered director’s then outstanding equity awards covering shares of our common stock that were granted to him or her while a covered director and for services as a Board member will accelerate vesting (and become exercisable, as applicable) in full as of immediately prior to such change in control. For purposes of the Director Policy, the term “change in control,” as defined in our 2020 Equity Incentive Plan (the “2020 Plan”), generally means: (a) a change in our ownership that occurs when a person, or more than one person acting as a group (“Person”), acquires more than 50% of the total voting power of our stock; provided that the acquisition of additional stock by a Person already owning more than 50% of the total voting power of our stock will not be considered a change in control, and excluding a change in ownership whereby our stockholders continue to own (whether directly or indirectly) substantially the same proportions of their ownership of our voting stock as prior to the change; (b) a change in the effective control of the Company whereby a majority of members of the Board is replaced within 12 months by directors not endorsed by a majority of the members of the Board prior to the date of the appointment or election, other than the acquisition of additional control by any Person already considered to be in effective control of the Company; or (c) a change in the ownership of a substantial portion of the Company’s assets such that a Person acquires Company assets with a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions, with certain exceptions. Further, a transaction will not constitute a change in control if: (x) its primary purpose is to change the jurisdiction of the Company’s incorporation, (y) its primary purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, or (z) the transaction does not qualify as a change in control event within the meaning of Section 409A of the Internal Revenue Code.

Other Terms

Notwithstanding any other provisions of the Director Policy to the contrary, all payments and grants under the Director Policy are contingent on obtaining stockholder approval of the Director Policy during the current calendar year. If stockholder approval of the Director Policy is obtained at the Annual Meeting, then any cash compensation that otherwise would have been paid pursuant to the Director Policy before the date of the Annual Meeting will be paid on or within 30 days following the date of the Annual Meeting, and any equity awards that otherwise would have been granted pursuant to the Director Policy before the date of the Annual Meeting will be granted automatically on the first trading day after the date of the Annual Meeting. Additionally, notwithstanding any other provisions of the Director Policy to the contrary, solely for purposes of determining the number of shares of our common stock that will be subject to any Initial Award, Annual Award or Retainer Award, the price of a share underlying such award that is used to determine its grant date fair value will not be less than $2.00. Each Initial Award, Annual Award and Retainer Award will be granted under and subject to the terms and conditions of our 2020 Plan and form of award agreement under such plan. A director must be a service provider of the Company (or any parent or subsidiary of the Company) on such award’s grant date in order to receive such award.

The Director Policy also provides for reimbursement to covered directors for reasonable travel expenses to meetings of the Board or committees of the Board.

Revisions

The Board or any of its committees that has been designated appropriate authority with respect to the compensation of our non-employee directors (or any specific elements of such compensation) may amend, alter, suspend, or terminate the Director Policy at any time and for any reason. However, no amendment, alteration, suspension or termination of the Director Policy will materially impair the rights of a covered director with respect to compensation already paid or awarded, unless mutually agreed by the Company and such director. The Board may provide for other compensation to our non-employees in addition to any compensation provided under the Director Policy. Non-employee directors remain eligible to receive all types of awards (other than incentive stock options) under the 2020 Plan or other applicable Company equity plan, which may include discretionary awards not specified under the Director Policy. In addition, unless otherwise required by applicable law, following any stockholder approval of the Director Policy at the Annual Meeting, the Director Policy will not be subject to approval by stockholders, including for example upon subsequent amendment of the Director Policy.

Annual Compensation Limit

The Director Policy provides that no non-employee director may be paid, issued or granted, in any fiscal year, equity awards with an aggregate value (based on grant date fair value determined in accordance with GAAP) and any other compensation that, in the aggregate, exceed $500,000. Equity awards granted or any other compensation paid or provided for services as an employee or consultant (other than a non-employee director) will not count toward this annual limit.

New Plan Benefits

Our non-employee directors, other than any of our directors affiliated with KKR Phorm Investors L.P., have an interest in this proposal because they are eligible to receive compensation under the Director Policy. Our executive officers and other employees are not eligible to participate in the Director Policy or receive any compensation thereunder. Our non-employee directors did not receive any compensation for the Company’s fiscal year ended March 31, 2023. As of August 24, 2023, there were four non-employee directors eligible to receive compensation pursuant to the Director Policy.

The following table sets forth (x) the cash compensation that each non-employee director will receive for fiscal 2024 services provided prior to the date of Annual Meeting, which will be paid as cash compensation on or within 30 days of the date of the Annual Meeting and (y) the maximum value of the RSUs to be granted on the first trading day after the date of the Annual Meeting, in each case pursuant to the provisions of the Director Policy. The amounts assume that each non-employee director continues to serve in the same Board role or roles as of August 24, 2023, through the date of the Annual Meeting.

Name of Non-Employee Director or Group	Annual Cash Retainer ($)(1)	Grant Date Fair Value of RSUs ($)(2)	Number of Shares of our Common Stock Subject to RSUs(3)
Julian Humphreys	13,500	106,750	―
Katharina McFarland	13,500	111,500	―
Cynthia Moreland	13,500	105,000	―
Kelly Smales	13,500	106,750	―
Eiji Yatagawa	―	―	―

All current directors, who are not executive officers, as a group (five people)	54,000	429,750	―
_______________
(1)    As discussed further above, for fiscal 2024, all additional retainers will be provided in the form of RSUs.
(2)    Includes Annual Award and additional retainers payable as RSUs.
(3)    The number of shares of our common stock that will be subject to such RSUs will not be known until their date of grant. The closing sales price of our common stock as reported on The Nasdaq Capital Market on August 24, 2023, was $2.73 per share.

The following table sets forth the amount of annual compensation that each non-employee director will receive for fiscal 2024 services, assuming that the director continues to serve in the same Board role or roles as of August 24, 2023, through the remainder of the fiscal year. The amount of any cash compensation payable to a non-employee director for services in the future will not be known until completion of the relevant services. The number of shares of our common stock that will be subject to RSUs to be granted under the Director Policy will not be known until their date of grant.

Name of Non-Employee Director or Group	Cash Compensation ($)(1)	Grant Date Fair Value of RSUs ($)(2)	Number of Shares of our Common Stock Subject to RSUs(3)
Julian Humphreys	27,000	127,000	―
Katharina McFarland	27,000	146,000	―
Cynthia Moreland	27,000	120,000	―
Kelly Smales	27,000	126,000	―
Eiji Yatagawa	―	―	―

All current directors, who are not executive officers, as a group (five people)	108,000	519,000	―
_______________
(1)    Includes annual cash retainer. For fiscal 2024, all additional retainers will be provided in the form of RSUs.
(2)    Includes Annual Award and additional retainers payable as RSUs.
(3)    The number of shares of our common stock that will be subject to such RSUs will not be known until their date of grant. The closing sales price of our common stock as reported on The Nasdaq Capital Market on August 24, 2023, was $2.73 per share.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the Director Policy. The summary is based on existing U.S. federal income tax laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the tax laws of any municipality, state or non-U.S. jurisdiction to which the participant may be subject. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Cash Compensation. Generally, cash compensation paid pursuant to the Director Policy will be taxable income to the participant at the time the cash payment is made.

Restricted Stock Units. Generally, a participant will not have taxable income at the time an award of RSUs is granted. The participant generally will recognize ordinary income when RSUs vest and are settled. The amount of ordinary income recognized generally will be equal to the fair market value of the underlying shares on the payment date. Any gain or loss recognized upon the sale of the shares acquired under RSUs generally will be treated as capital gain or loss and will be long term or short term depending on whether the participant held the shares for more than one year.

Medicare Surtax. A participant’s annual “net investment income,” as defined in Section 1411 of the Code may be subject to a 3.8% federal surtax (generally referred to as the “Medicare Surtax”). Net investment income may include capital gain and/or loss arising from the disposition of shares subject to a participant’s restricted stock unit awards granted pursuant to the provisions of the Director Policy. Whether a participant’s net investment income will be subject to the Medicare Surtax will depend on the participant’s level of annual income and other factors.

Tax Effect for the Company. We generally will be entitled to a tax deduction in connection with compensation provided pursuant to the Director Policy in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE TRANSPHORM, INC. OUTSIDE DIRECTOR COMPENSATION POLICY.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board, which consists entirely of directors who meet the independence and experience requirements of the Nasdaq Stock Market LLC, has furnished the following report:

The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. With respect to Transphorm’s financial reporting process, Transphorm’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing Transphorm’s consolidated financial statements. Transphorm’s independent registered public accounting firm is responsible for performing an independent audit of Transphorm’s consolidated financial statements. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare Transphorm’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the Audit Committee took the following actions:

•reviewed and discussed the audited financial statements for Transphorm’s fiscal year ended March 31, 2023 with management and Marcum LLP;

•discussed with Marcum LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and

•received the written disclosures and the letter from Marcum LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with Marcum LLP its independence.

Based on review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements be included in Transphorm’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023 for filing with the SEC.

Respectfully submitted by the members of the Audit Committee:

Kelly Smales (Chair)
Julian Humphreys
Katharina McFarland
Cynthia Moreland

This audit committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by Transphorm under the Securities Act or the Exchange Act, except to the extent Transphorm specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers as of August 24, 2023.

Name	Age	Position
Primit Parikh	52	Director, President and Chief Executive Officer
Cameron McAulay	47	Chief Financial Officer
Umesh Mishra	64	Chief Technology Officer and Chair of the Board

Primit Parikh. Please see the section above titled “Board of Directors and Corporate Governance” for biographical information about Dr. Parikh.

Cameron McAulay has served as our Chief Financial Officer since February 2020. He has also served as Transphorm Technology’s Chief Financial Officer since November 2015. Previously, Mr. McAulay served as Finance Director, Global Customer Organization and Director of Internal Audit with KLA-Tencor Corporation from December 2012 to November 2015. Prior to that, Mr. McAulay served as Finance Director and Group Financial Controller at Atmel Corporation from November 2011 to December 2012 and had a 7-year tenure at National Semiconductor Corporation in a variety of Operational and Corporate leadership positions including Chief Audit Executive. He holds a BSc. Mathematics, Statistics and Accountancy from Strathclyde University and is a member of the Chartered Accountants of Scotland.

    Umesh Mishra. Please see the section above titled “Board of Directors and Corporate Governance” for biographical information about Dr. Mishra.

EXECUTIVE COMPENSATION

As an “emerging growth company” and a “smaller reporting company” we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies and smaller reporting companies.

Summary Compensation Table

The following table presents information regarding the total compensation of our named executive officers for the fiscal years ended March 31, 2023 and 2022. Our named executive officers consist of our principal executive officer and the next two most highly compensated individuals who were serving as our executive officers as of March 31, 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Mario Rivas (3)	2023	350,662	90,000	89,999	—	49,800	580,461
Former Chief Executive Officer	2022	364,162	—	223,720	139,440	49,800	777,122

Cameron McAulay	2023	275,663	75,000	74,996	—		425,659
Chief Financial Officer	2022	275,669	—	175,780	109,560	—	561,009

Primit Parikh (4)	2023	300,663	90,000	89,999	14,007	—	494,669
President and Chief Executive Officer; Former Chief Operating Officer	2022	300,693	—	559,300	348,600	—	1,208,593

(1)    The amounts reported represent the aggregate grant‑date fair value of RSU awards and/or stock options awarded to the named executive officer, calculated in accordance with ASC Topic 718. Such grant‑date fair value does not take into account any estimated forfeitures related to service‑based vesting conditions. For a discussion of valuation assumptions, see the stock-based compensation note to our audited financial statements included in our Annual Report on Form 10-K for our fiscal year ended March 31, 2023.

(2)     Represents lease payments for the rental of a house for Mr. Rivas near our headquarters.

(3)     During the fiscal years ended March 31, 2023 and 2022, Mr. Rivas served as our Chief Executive Officer. He retired on May 15, 2023.

(4)    During the fiscal years ended March 31, 2023 and 2022, Dr. Parikh served as our President and Chief Operating Officer. Dr. Parikh became our Chief Executive Officer on May 15, 2023.

Employment and Change in Control Arrangements

We generally enter into offer letters of employment before an executive joins the company. This offer letter describes the basic terms of the executive’s employment, including the executive’s start date, starting salary and initial equity awards. None of the offer letters with our executive officers contains any change in control or severance benefits.

Outstanding Equity Awards at Fiscal 2023 Year-End

The following table presents, for each of our named executive officers, information regarding outstanding stock options held as of March 31, 2023.

		Option Awards
		Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date(2)
Name	Grant Date(1)	Exercisable	Unexercisable
Mr. Rivas	12/15/2021(4)	18,666	23,334	7.99	12/15/2031
	11/30/2016(3)	66,313	—	4.34	11/29/2026
	11/30/2016(3)	292,192	—	4.34	11/29/2026

Mr. McAulay	12/15/2021(4)	14,666	18,334	7.99	12/15/2031
	11/30/2016(3)	62,168	—	4.34	11/29/2026
	11/30/2016(3)	67,722	—	4.34	11/29/2026

Dr. Parikh	12/9/2022(5)	3,103	1,552	4.77	12/09/2032
	08/29/2022(5)	1,042	521	5.24	8/29/2032
	12/15/2021(4)	46,666	58,334	7.99	12/15/2031
	6/6/2019(3)	6,870	—	3.14	6/5/2029
	11/30/2016(3)	80,891	—	4.34	11/29/2026
	11/30/2016(3)	207,228	—	4.34	11/29/2026
____________________
(1)    Unless otherwise noted, each outstanding option was granted pursuant to the Transphorm Technology, Inc. 2015 Equity Incentive Plan.

(2)    The expiration date shown is the normal expiration date and the latest date that options may be exercised. Options may terminate earlier in certain circumstances, such as in connection with a termination of employment or change in control.

(3)    This option is fully vested and exercisable.

(4)    This option was granted pursuant to our 2020 Equity Incentive Plan. One-third of the shares subject to this option vested on November 15, 2022 and 1/36th of the shares subject to this option will vest each month thereafter, subject to the executive’s continued service through each applicable vesting date.

(5)    This option was granted pursuant to our 2020 Equity Incentive Plan. 1/12th of the shares subject to this option will vest monthly after July 1, 2022, subject to the executive’s continued service through each applicable vesting date.

The following table presents, for each of our named executive officers, information regarding outstanding stock awards held as of March 31, 2023.

	Stock Awards
Name	Grant Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Mr. Rivas	1/1/2023(3)	16,544	66,011
	12/15/2021(4)	18,667	74,481
	8/27/2020(5)	31,047	123,878
Mr. McAulay	1/1/2023(3)	13,786	55,006
	12/15/2021(4)	14,667	58,521
	8/27/2020(5)	24,885	99,921
Dr. Parikh	1/1/2023(3)	16,544	66,011
	12/15/2021(4)	46,667	186,201
	8/27/2020(5)	41,529	165,701
____________________
(1)    Each outstanding award of RSUs was granted pursuant to our 2020 Equity Incentive Plan.

(2)    Values reported were determined by multiplying the number of unvested RSUs by $3.99, the closing price of our common stock on the Nasdaq Capital Market on March 31, 2023.

(3)    Consists of unvested RSUs which are scheduled to vest on January 1, 2024, subject to continued service with us through the vesting date.

(4)    Consists of unvested RSUs, one-half of which are scheduled to vest on each of November 15, 2023 and November 15, 2024, subject to continued service with us through the applicable vesting date.

(5)    Consists of unvested RSUs which are scheduled to vest on July 1, 2023, subject to continued service with us through the vesting date.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of March 31, 2023 about our equity compensation plans under which shares of our common stock are authorized for issuance.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights(1)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(2)	3,725,226	4.90	5,080,099	(3)
Equity compensation plans not approved by security holders	—	—	—
Total	3,725,226	4.90	5,080,099
____________________
(1)    Restricted stock units, which do not have an exercise price, are excluded from the calculation of weighted-average exercise price.

(2)    Equity compensation plans approved by our stockholders include our 2020 Plan, the Transphorm Technology, Inc. 2015 Equity Incentive Plan (the “2015 Plan”) and the Transphorm Technology, Inc. 2007 Stock Plan (the “2007 Plan”).

(3)    This number represents shares of common stock reserved for future issuance under the 2020 Plan as of March 31, 2022. Subject to the adjustment provisions of the 2020 Plan, and the automatic increase described below, the maximum aggregate number of shares of our common stock that may be issued under the 2020 Plan is (i) 2,588,077 shares, plus (ii) any shares of our common stock subject to issued and outstanding awards under the 2007 Plan or 2015 Plan that were assumed by us and that, on or after February 12, 2020, expire or otherwise terminate without having been exercised or issued in full, are tendered to or withheld by us for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by us due to failure to vest, with the maximum number of shares to be added to the 2020 Plan pursuant to this clause (ii) equal to 2,461,923 shares. The number of shares of common stock available for issuance under the 2020 Plan will automatically increase on the first day of each fiscal year beginning with our 2022 fiscal year and ending on (and including) our 2030 fiscal year, in an amount equal to the least of (i) 5,000,000 shares, (ii) five percent (5%) of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year, or (iii) such other amount as the administrator of the 2020 Plan may determine.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of August 24, 2023, for:

•each person (or group of affiliated persons) who is known by us to beneficially own more than 5% of our common stock;

•each of our named executive officers;

•each of our directors; and

•all of our current directors and executive officers as a group.

We have determined beneficial ownership in accordance with SEC rules. Percentage of beneficial ownership is based on 61,960,640 shares of our common stock outstanding as of August 24, 2023. In computing the number of shares beneficially owned by a person or entity and the percentage ownership of that person or entity, we deemed to be outstanding all shares of our common stock as to which such person or entity has the right to acquire within 60 days of August 24, 2023, through the exercise of any option or other right. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person or entity. Except as indicated in the footnotes below, and subject to applicable community property laws, we believe, based on the information furnished to us, the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Unless otherwise noted below, the address of each beneficial owner named below is c/o Transphorm, Inc., 75 Castilian Drive, Goleta, CA 93117.

Name of Beneficial Owner	Shares Beneficially Owned (#)	Percentage Beneficially Owned (%)
5% Stockholders
KKR Phorm Investors L.P.(1)	24,724,468	39.70%
Entities affiliated with AIGH Investment Partners, LP(2)	6,239,505	9.89%
SAS Capital Co., Ltd.(3)	5,771,500	9.16%
Nexperia B.V.(4)	4,000,000	6.46%
Ameriprise Financial, Inc.(5)	3,805,548	6.14%
Yaskawa Electric Corporation(6)	3,770,000	6.02%

Named Executive Officers and Directors
Mario Rivas(7)	461,603	*
Cameron McAulay(8)	207,154	*
Primit Parikh(9)	527,238	*
Julian Humphreys(10)	69,175	*
Katharina McFarland(11)	59,264	*
Umesh Mishra(12)	600,358	* %
Cynthia (Cindi) Moreland(13)	40,000	*
Kelly Smales(14)	51,796	*
Eiji Yatagawa(15)	—	—
All current directors and executive officers as a group (8 persons)(16)	1,554,985	2.47%
_____________

* Represents less than 1% of the total.

(1)    The number of shares beneficially owned consists of (i) 24,411,968 shares of common stock held by KKR Phorm Investors, L.P. (“Phorm”) and (ii) 312,500 shares of common stock issuable upon exercise of outstanding warrants held by Phorm. KKR Phorm Investors GP LLC, as the general partner of Phorm; KKR Group Partnership L.P., as the sole member of KKR Phorm Investors GP LLC; KKR Group Holdings Corp., as the general partner of KKR Group Partnership L.P.; KKR Group Co. Inc., as the sole shareholder of KKR Group Holdings Corp.; KKR & Co. Inc., as the sole shareholder of KKR Group Co. Inc.; KKR Management LLP, as the Series I preferred stockholder of KKR & Co. Inc.; and Messrs. Henry R. Kravis and George R. Roberts, as founding partners of KKR Management LLP, may be deemed to be the beneficial owners with respect to the shares directly owned by Phorm. Eiji Yatagawa is a member of our board of directors and serves as an executive of Kohlberg Kravis Roberts & Co. L.P. and/or one or more of its affiliates. The principal business address of each of the entities and persons identified in this footnote, except Mr. Roberts, is c/o Kohlberg Kravis Roberts & Co. L.P., 30 Hudson Yards, New York, NY 10001. The principal business address of Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

(2)    The number of shares beneficially owned consists of (i) 3,338,616 shares of common stock held by AIGH Investment Partners, LP (“AIGH LP”), (ii) 825,527 shares of common stock held by WVP Emerging Manager Onshore Fund, LLC – AIGH Series (“AIGH Series”), (iii) 242,079 shares of common stock held by WVP Emerging Manager Onshore Fund, LLC – Optimized Equity Series (“OE Series”), (iv) 688,750 shares of common stock held by AIGH Investment Partners, LLC (“AIGH LLC” and together with AIGH LP, AIGH Series and OE Series, the “AIGH Entities”), and (v) 1,144,533 shares of common stock issuable upon exercise of outstanding warrants held by the AIGH Entities. Mr. Orin Hirschman is the managing member of AIGH Capital Management, LLC, a Maryland limited liability company, which is an advisor with respect to the securities held by AIGH LP and a sub-advisor with respect to the securities held by AIGH Series and OE Series, and has voting and investment control over the securities held by the AIGH Entities. The principal business address of Mr. Hirschman and each of the AIGH Entities is 6006 Berkeley Avenue, Baltimore, MD 21209.

(3)    The number of shares beneficially owned consists of (i) 4,750,000 shares of common stock held by SAS Capital Co., Ltd. (“SAS”) and (ii) 1,021,500 shares of common stock issuable upon exercise of outstanding warrants held by SAS. Ms. Doris Hsu has voting and investment control over the securities held by SAS. The principal business address of SAS and Ms. Hsu is 2 F., No. 1, Sec. 2, Ligong 1st Rd., Wujie Township, Yilan County 26841, Taiwan (R.O.C.).

(4)    The number of shares beneficially owned consists of 4,000,000 shares of common stock held by Nexperia B.V. (“Nexperia”). Wingtech Technology Co. Ltd. owns 80% of the equity of Nexperia and may be deemed to be the beneficial owner having voting and dispositive power with respect to these shares. The principal business address of Wingtech Technology Co. Ltd. 4F-6F, Building 4 of Juxin Yuan, No. 188, Pingfu Road, Xuhui District, Shanghai, China. The principal business address of Nexperia is Jonkerbosplein 52, 6534 AB Nijmegen, The Netherlands.

(5)    The number of shares beneficially owned consists of (i) 3,120,000 shares of common stock held by Yaskawa Electric Corporation (“Yaskawa”) and (ii) 650,000 shares of common stock issuable upon exercise of outstanding warrants held by Yaskawa. The principal business address of Yaskawa is 2-1 Kurosakishiroishi, Yahatanishi-ku, Kitakyushu 806-0004, Japan.

(6)    According to information reported by Ameriprise Financial, Inc. (“AFI”) on a Schedule 13G/A filed on February 14, 2023, Columbia Seligman Technology and Information Fund (the “Fund”) owns 2,987,500 shares of common stock and AFI and Columbia Management Investment Advisers, LLC (“CMIA”) may be deemed to beneficially own 3,805,548 shares of common stock, which consists of (i) 3,763,166 shares as to which they have shared voting power and (ii) 3,805,548 shares as to which they have shared dispositive power. CMIA and AFI do not directly own any shares of our common stock. As the investment adviser to the Fund and various other unregistered and registered investment companies and other managed accounts, CMIA may be deemed to beneficially own these shares. As the parent holding company of CMIA, AFI may be deemed to beneficially own these shares. Each of CMIA and AFI disclaims beneficial ownership of these shares. The principal business address of CMIA and the Fund is 290 Congress Street, Boston, MA 02210. The principal business address of AFI is 145 Ameriprise Financial Center, Minneapolis, MN 55474.

(7)    The number of shares beneficially owned consists of (i) 76,265 shares of common stock held by Mr. Rivas, and (ii) 385,338 shares of common stock issuable pursuant to stock options that are exercisable within 60 days of August 24, 2023.

(8)    The number of shares beneficially owned consists of (i) 56,181 shares of common stock held by Mr. McAulay, and (ii) 150,973 shares of common stock issuable pursuant to stock options that are exercisable within 60 days of August 24, 2023.

(9)    The number of shares beneficially owned consists of (i) 158,948 shares of common stock held by Dr. Parikh, (ii) and 368,290 shares of common stock issuable pursuant to stock options that are exercisable within 60 days of August 24, 2023.

(10)    The number of shares beneficially owned consists of (i) 25,737 shares of common stock held by Dr. Humphreys, (ii) 41,250 shares of common stock issuable pursuant to stock options that are exercisable within 60 days of August 24, 2023, and (iii) 2,188 shares of common stock issuable upon the vesting of restricted stock units within 60 days of August 24, 2023.

(11)    The number of shares beneficially owned consists of (i) 24,889 shares of common stock held by Ms. McFarland and (ii) 34,375 shares of common stock issuable pursuant to stock options that are exercisable within 60 days of August 24, 2023.

(12)    The number of shares beneficially owned consists of (i) 174,318 shares of common stock held by Dr. Mishra, and (ii) 426,040 shares of common stock issuable pursuant to stock options that are exercisable within 60 days of August 24, 2023.

(13) The number of shares beneficially owned consists of (i) 13,125 shares of common stock held by Ms. Moreland, (ii) 25,000 shares of common stock issuable pursuant to stock options that are exercisable within 60 days of August 24, 2023, and (iii) 1,875 shares of common stock issuable upon the vesting of restricted stock units within 60 days of August 24, 2023.

(14) The number of shares beneficially owned consists of (i) 18,672 shares of common stock held by Ms. Smales, (ii) 30,937 shares of common stock issuable pursuant to stock options that are exercisable within 60 days of August 24, 2023, and (iii) 2,187 shares of common stock issuable upon the vesting of restricted stock units within 60 days of August 24, 2023.

(15)    Mr. Yatagawa is a member of the Board and serves as an executive of Kohlberg Kravis Roberts & Co. L.P. and/or one or more of its affiliates. Mr. Yatagawa disclaims beneficial ownership of the shares held by KKR Phorm Investors L.P. The principal business address of Mr. Yatagawa is c/o Kohlberg Kravis Roberts & Co. L.P., 30 Hudson Yards, New York, NY 10001.

(16)    Includes (i) 1,076,865 shares of common stock issuable pursuant to stock options that are exercisable within 60 days of August 24, 2023, and (ii) 6,250 shares of common stock issuable upon vesting of restricted stock units within 60 days of August 24, 2023.

RELATED PERSON TRANSACTIONS

The following is a description of each transaction since April 1, 2021 and each currently proposed transaction, in which:

•we have been or are to be a participant;

•the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for our last two completed fiscal years; and

•any of our directors, executive officers or beneficial owners of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Private Placements

In August 2021, SAS Capital Co., Ltd. (“SAS”) purchased 1,000,000 shares of common stock from us in a private placement for an aggregate purchase price of $5.0 million and received a warrant to purchase 209,000 shares of common stock at an exercise price of $6.00 per share.

In November 2021, KKR Phorm Investors L.P. (“Phorm”) purchased 1,000,000 shares of common stock from us in a private placement for an aggregate purchase price of $5.0 million and received a warrant to purchase 208,333 shares of common stock at an exercise price of $6.00 per share.

In November 2021, SAS purchased 2,000,000 shares of common stock from us in a private placement for an aggregate purchase price of $10.0 million and received a warrant to purchase 416,667 shares of common stock at an exercise price of $6.00 per share.

In November 2021, entities affiliated with AIGH Investment Partners, LP purchased an aggregate of 2,930,000 shares of common stock from us in a private placement for an aggregate purchase price of $14.7 million and received warrants to purchase an aggregate of 610,417 shares of common stock at an exercise price of $6.00 per share.

In June 2022, Phorm purchased 500,000 shares of common stock from us in a private placement for an aggregate purchase price of $2.5 million and received a warrant to purchase 104,167 shares of common stock at an exercise price of $6.00 per share.

In June 2022, SAS purchased 1,000,000 shares of common stock from us in a private placement for an aggregate purchase price of $5.0 million and received a warrant to purchase 208,333 shares of common stock at an exercise price of $6.00 per share.

In June 2022, entities affiliated with AIGH Investment Partners, LP purchased an aggregate of 1,464,999 shares of common stock from us in a private placement for an aggregate purchase price of $7.3 million and received warrants to purchase an aggregate of 305,209 shares of common stock at an exercise price of $6.00 per share.

In April 2023, we entered into warrant exercise inducement offer letters with SAS and entities affiliated with AIGH Investment Partners, LP, pursuant to which such warrant holders agreed to exercise, for cash, then outstanding warrants to purchase, in the aggregate, 1,665,626 shares of common stock, in exchange for our agreement to (i) lower the exercise price of such warrants to $4.00 per share and (ii) issue new warrants to purchase, in the aggregate, up to 2,082,033 shares of common stock at an exercise price of $5.00 per share. We received aggregate gross proceeds of approximately $6.7 million from the exercise of such then-outstanding warrants.

Rights Offering

In July 2023, Phorm purchased 1,735,988 shares of common stock from us for an aggregate purchase price of $5.7 million by exercising its subscription rights in our rights offering described in our prospectus supplement filed with the SEC on July 5, 2023.

Indemnification Agreement

We are party to an indemnification agreement with Phorm, pursuant to which we will indemnify Phorm and its affiliates (including their respective directors, officers, managers, controlling persons and employees) and the members of our board of directors designated by Phorm (each, a “Phorm Designee”) against liabilities arising in connection with, among other things, (i) Phorm’s acquisition and ownership of our common stock and involvement in the merger of Peninsula Acquisition Sub, Inc. with and into Transphorm Technology, (ii) Phorm and its affiliates’ provision of financial advisory, investment banking, syndication, monitoring and management consulting services to us and/or our subsidiaries (including in connection with any future offer or sale of securities of us or any of our subsidiaries), and (iii) any Phorm Designee’s service on our board of directors or the board of directors of any of our subsidiaries.

Stockholders Agreement

We are party to a stockholders agreement with Phorm (the “Phorm Stockholders Agreement”), pursuant to which we are required to take all necessary action for individuals designated by Phorm to be included in the slate of nominees recommended by the board of directors for election by our stockholders. Under the Phorm Stockholders Agreement, Phorm has the right to nominate (i) a majority of the board so long as it beneficially owns at least 40% of our then-outstanding shares of common stock, (ii) 33% of the directors (rounded up to the nearest whole number) so long as it beneficially owns at least 20% but less than 40% of our then-outstanding shares of common stock, and (iii) 10% of the directors (rounded up to the nearest whole number) so long as it beneficially owns at least 10% but less than 20% of our then-outstanding shares of common stock. The Phorm Stockholders Agreement also provides that so long as Phorm beneficially owns 20% or more of our then-outstanding shares of common stock, we will agree to take all necessary action to cause a Phorm Designee to serve as chair of the board of directors. The Phorm Stockholders Agreement also provides that Phorm may nominate at least one member of each committee that may be established by the board of directors. Phorm may assign these and other governance rights to certain transferees.

Registration Rights Agreements

In November 2021, we entered into a registration rights agreement with the investors that purchased our common stock in a private placement, including Phorm, SAS and entities affiliated with AIGH Investment Partners, LP. Pursuant to the registration rights agreement, we filed a registration statement with the SEC covering the resale of registrable shares held by such investors and must use commercially reasonable efforts to keep such registration statement effective for up to three years from the date it is declared effective by the SEC. Subject to customary exceptions, if we fail to maintain the effectiveness of the registration statement or if trading of our common stock is suspended or halted for more than three full, consecutive trading days, we agreed to make payments to each holder of registrable shares, as liquidated damages, a cash sum calculated at a rate equal to 12% per annum of the total value of registrable shares held or purchased by such holder and affected during the period, based on the monetary values assigned in the registration rights agreement, provided that the maximum amount of liquidated damages paid by us will not exceed 5% of the aggregate value of such holder’s registrable shares (with such value based on the monetary values assigned in the registration rights agreement) that are affected by our failure to maintain the effectiveness of the registration statement or by the suspension of trading of our common stock.

Relationship with Nexperia

We are party to a multi-element commercial arrangement with Nexperia, which includes a loan and security agreement (“LSA”), amended and restated development and license agreement, amended and restated supply agreement, strategic cooperation agreement and option agreement.

The LSA was entered into on April 4, 2018 and originally comprised term loans in an aggregate principal amount of $15.0 million, separated into tranches for pre-funded projects, and a $10.0 million revolving loan, each of which bore 6% annual interest. As of March 31, 2023, there were no term loans and a $12.0 million revolving loan outstanding under LSA. We repaid the revolving loan in full on April 4, 2023, its scheduled maturity date.

On May 18, 2021, we entered into an amended and restated development and license agreement (the “Amended DLA”) with Nexperia, pursuant to which granted Nexperia rights to sell products in the automotive field in Japan. Our rights to sell products in the automotive field in Japan remain in place under the Amended DLA. As per the original agreement, Nexperia’s exclusive rights for sale of products in the automotive field outside of Japan terminated on April 4, 2023. In addition, the Amended DLA clarified the ability of Nexperia’s customers to use products developed by Nexperia through exercise of its rights under this agreement.

On May 18, 2021, we entered into an amended and restated development and license agreement (the “Amended DLA”) with Nexperia, pursuant to which granted Nexperia rights to sell products in the automotive field in Japan. Our rights to sell products in the automotive field in Japan remain in place under the Amended DLA. As per the original agreement, Nexperia’s exclusive rights for sale of products in the automotive field outside of Japan terminated on April 4, 2023. In addition, the parties have clarified the ability of Nexperia’s customers to use products developed by Nexperia through exercise of its rights under this agreement.

Simultaneously with the DLA and LSA, we entered into a supply agreement with Nexperia, which was amended and restated on May 18, 2021. The supply agreement sets forth the terms under which Nexperia may purchase epiwafers and processed wafers from us, and we may purchase processed wafers from Nexperia. The agreement specifies that Nexperia is our priority customer with respect to epiwafers manufactured by Transphorm Japan Epi, Inc. (“TJE”), a Japanese subsidiary of ours through which we are engaged in the development, manufacturing and sales of GaN-based epiwafer products, and, accordingly, Nexperia has preferred utilization of extra capacity at TJE. The agreement also specifies procedures to address expansion of our epiwafer manufacturing capacity and Nexperia’s obligations with respect thereto. The initial term of the supply agreement is through December 31, 2025, with automatic one year renewals thereafter, and we may not terminate the supply agreement while the option agreement (described below) is in effect.

The strategic cooperation agreement serves as a framework agreement that describes the numerous agreements between the parties and provides Nexperia with information rights and inspection rights with respect to our business.

The option agreement establishes the parameters pursuant to which Nexperia, in certain limited instances, is permitted to exercise an option (the “Option”) to acquire TJE. In general, the Option is exercisable upon (i) certain acquisitions of securities or assets of us or our subsidiaries by a Competitor (as defined in the option agreement) that results in us, directly or indirectly, owning less than a majority of TJE, which acquisition is followed by any material breach (that is not cured within a specified time period) by us or a subsidiary of our obligations with respect to epiwafer supply to Nexperia under our supply agreement with Nexperia, or (ii) the unilateral termination by us of the supply agreement. The option agreement also establishes the material terms, including price and timing, for the exercise of the Option by Nexperia. The Option terminates (i) if the Option is not exercised by Nexperia prior to the date on which the option agreement terminates, or (ii) on the first to occur of (a) the termination of the option agreement upon written agreement of the parties, (b) the mutual termination or expiration of the supply agreement, or (c) the first to occur of (1) two years following the date on which we notify Nexperia of epiwafer qualification of a second source and (2) April 1, 2028..

Relationship with Yaskawa Electric Corporation (“Yaskawa”)

In October 2021, Yaskawa converted the outstanding principal amount (plus accrued but unpaid interest) under a convertible promissory note, which as of the conversion date totaled $15.6 million, into an aggregate of 3,120,000 shares of common stock. In connection with Yaskawa’s agreement to convert the promissory note, we issued to Yaskawa a warrant to purchase 650,000 shares of common stock at an exercise price of $6.00 per share.

OTHER MATTERS

Stockholder Proposals or Director Nominations for Next Year’s Annual Meeting

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our annual meetings of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2024 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices not later than May 3, 2024. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Transphorm, Inc.
75 Castilian Drive
Goleta, CA 93117
Attention: Corporate Secretary

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement for that meeting. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of the Board, or (iii) properly brought before such meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for our 2024 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:

•not earlier than June 17, 2024, and

•not later than July 17, 2024.

However, in the event that we hold our 2024 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the date of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:

•the 90th day prior to such annual meeting, and

•the 10th day following the day on which public announcement of the date of such meeting is first made.

In addition, to comply with newly-enacted Rule 14a-19 of the Exchange Act, stockholders who intend to solicit proxies in support of director nominees (other than our nominees) at our 2024 annual meeting of stockholders must provide notice to our Corporate Secretary that sets forth the information required by Rule 14a-19 under the Exchange Act no later than August 11, 2024, except that, if we hold our 2024 annual meeting of stockholders more than 30 days before or after the one-year anniversary of the date of the Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of our 2024 annual meeting of stockholders or the 10th calendar day following the day on which public announcement of the date of such meeting is first made.

Please note that the notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under the advance notice provisions of our amended and restated bylaws as described above.

If a stockholder who has notified us of their intention to present a proposal at an annual meeting of stockholders does not appear to present their proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.

Availability of Bylaws

A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy of our proxy materials, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of our proxy materials, such stockholder may contact us at Transphorm, Inc., 75 Castilian Drive, Goleta, CA 93117, Attention: Chief Financial Officer (tel: (805) 456-1300). Street name stockholders may contact their broker, bank, or other nominee to request information about householding.

* * *

The Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS

Goleta, California
August 31, 2023

Annex A

TRANSPHORM, INC.

OUTSIDE DIRECTOR COMPENSATION POLICY

Adopted and approved by the Board of Directors on August 3, 2023; and approved by stockholders on [___], 2023

Transphorm, Inc. (the “Company”) believes that providing cash and equity compensation to members of the Company’s Board of Directors (the “Board,” and members of the Board, the “Directors”) represents an effective tool to attract, retain and reward Directors who are neither (a) employees of the Company nor (y) affiliated with KKR Phorm Investors L.P. (the “Investor,” and such Directors, the “Outside Directors”). This Outside Director Compensation Policy (the “Policy”) is intended to formalize the Company’s policy regarding the compensation to its Outside Directors. Unless otherwise defined herein, capitalized terms used in this Policy will have the meaning given to such terms in the Company’s 2020 Equity Incentive Plan (the “Plan”), or if the Plan is no longer in use, the meaning given to such terms or any similar terms in the primary successor to the Plan. Each Outside Director will be solely responsible for any tax obligations incurred by such Outside Director as a result of the equity and cash payments such Outside Director receives under this Policy.

Subject to Section 12 of this Policy, this Policy will be effective as of April 1, 2023 (the “Effective Date”).

1.Cash Compensation

Annual Cash Retainer

Beginning with the Effective Date, each Outside Director will be paid an annual cash retainer of $27,000 (the “Annual Cash Retainer”). Subject to Section 9, the Annual Cash Retainer will be paid quarterly in arrears on a prorated basis and such payment will be made no later than the last day of the first month following the end of the relevant Company fiscal quarter (each, a “Fiscal Quarter”). For purposes of clarification, each Outside Director who has served as an Outside Director during only a portion of the relevant Fiscal Quarter will receive a prorated cash payment of the quarterly payment of the Annual Cash Retainer, calculated based on the number of days during such Fiscal Quarter such Outside Director has served as an Outside Director (such amount, the “Prorated Annual Cash Retainer”).

There are no per-meeting attendance fees for attending Board meetings or meetings of any committee of the Board.

2.Initial Equity Awards

Each individual who first becomes an Outside Director following the Effective Date will be granted an Award of Restricted Stock Units (an “Initial Award”) covering a number of Shares having a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) (the “Grant Value”) equal to the product of (a) $100,000 multiplied by (b) the fraction obtained by dividing (i) the number of full months during the period beginning on the date the individual first becomes an Outside Director and ending on the one-year anniversary of the date of the then-most recent Annual Meeting (as defined below) (such period, the “Initial Award Vesting Period”) by (ii) 12, with any resulting fractional Share rounded to the nearest whole Share. If an individual was a member of the Board and also an employee, becoming an Outside Director due to termination of employment will not entitle the Outside Director to an Initial Award. Further, if an individual was a member of the Board and affiliated with the Investor, becoming an Outside Director due to ceasing to be affiliated with the Investor will not entitle the Outside Director to an Initial Award.

The Initial Award will be granted automatically on the first Trading Day on or after the date on which such individual first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy. Subject to any acceleration set forth in this Policy or the Plan, each Initial Award will be scheduled to vest on the earlier of (A) the last day of the Initial Award Vesting Period or (B) the day immediately prior to the date of the annual meeting of the Company’s stockholders (“Annual Meeting”) next following the date the Initial Award is granted, subject to the Outside Director continuing to be a Service Provider through such vesting date.

Initial Awards will be subject to the additional terms and conditions of this Policy, including without limitation Sections 5, 6, and 9 below.

3.Annual Equity Awards

On the first Trading Day immediately following the date of each Annual Meeting following the Effective Date, each individual serving as an Outside Director on such date will be automatically granted an Award of Restricted Stock Units (an “Annual Award”) covering a number of Shares having a Grant Value of $100,000, with any resulting fractional Share rounded to the nearest whole Share.

Subject to any acceleration set forth in this Policy or the Plan, 25% of each Annual Award will be scheduled to vest on each of the first four Quarterly Vesting Dates (as defined below) occurring after the date the Annual Award is granted, or if earlier, the day immediately prior to the date of the Annual Meeting next following the date the Annual Award was granted, in each case, subject to the Outside Director continuing to be a Service Provider through the applicable vesting date. “Quarterly Vesting Date” means each of February 20, May 20, August 20, and November 20.

Annual Awards will be subject to the additional terms and conditions of this Policy, including without limitation Sections 5, 6, and 9 below.

4.Additional Retainers for Chair of the Board, Lead Independent Director and Committee Service

(a)Additional Retainer Amounts. Each Outside Director who serves as Chair of the Board, Lead Independent Director, or the chair or a member of a committee of the Board listed below (each such service, “Additional Service”) will be eligible to receive additional compensation in the following annual amounts (the “Additional Retainer”) payable in four, quarterly installments as provided further below:

Annual Amounts of the Additional Retainers

Chair of the Board $25,000

Lead Independent Director: $25,000

Chair of Audit Committee: $20,000

Member of Audit Committee: $10,000

Chair of Compensation Committee: $12,000

Member of Compensation Committee: $6,000

Chair of Nominating and Corporate Governance Committee: $10,000

Member of Nominating and Corporate Governance Committee: $5,000

For clarity, each Outside Director who serves as the chair of a committee shall receive the Additional Retainer as the chair of the committee, and not as a member of such committee. An installment of the Additional

Retainer, equal to 25% of the annual amount of the applicable Additional Retainer set forth above, will be payable to each Outside Director who has provided the Additional Service applicable to such Additional Retainer at any point during the preceding Fiscal Quarter, provided that any such installment will be subject to proration based on the number of days during such Fiscal Quarter the Outside Director has provided the applicable Additional Service (the “Quarterly Retainer Amount”).

(b)Payment of Additional Retainer.

i.Fiscal Year 2024. Any Quarterly Retainer Amount payable for any Fiscal Quarter in the Fiscal Year ending March 31, 2024, will be provided in the form of an Award of fully vested Restricted Stock Units (the “FY24 Retainer Awards”). Each FY24 Retainer Award will be granted automatically on the 20th day of the month following the end of the immediately preceding Fiscal Quarter to which the Outside Director’s Additional Service relates, as long as the Outside Director remains a Service Provider through the grant date of such FY24 Retainer Award. Each FY24 Retainer Award granted to an Outside Director will cover a number of Shares with a Grant Value equal to the Quarterly Retainer Amount attributable to such Outside Director’s Additional Service with respect to such immediately preceding Fiscal Quarter, with any resulting fractional Share rounded to the nearest whole Share. FY24 Retainer Awards will be subject to the additional terms and conditions of this Policy, including without limitation Sections 5 and 9 below. If an Outside Director’s status as a Service Provider terminates during or after a Fiscal Quarter but prior to the grant date of the FY24 Retainer Award for such Fiscal Quarter, such Outside Director will not be granted a FY24 Retainer Award for such Fiscal Quarter and instead will be paid the Quarterly Retainer Amount for such Fiscal Quarter as an Additional Cash Retainer in accordance with Section 4(b)ii below.

ii.Future Fiscal Years. Except as provided in Section 4(b) above or in this Section 4 further below, any Quarterly Retainer Amount will be paid in cash (the “Additional Cash Retainer”). Subject to Section 9, such payment of the Additional Cash Retainer will be made within 60 days following the end of the Fiscal Quarter to which the Additional Cash Retainer relates.

(c)Election to Receive Equity Awards in Lieu of Additional Cash Retainer. Each Outside Director may elect to receive all of such Outside Director’s Additional Retainer, with respect to Additional Services for a Fiscal Year beginning in a future calendar year, in the form of an Award of fully vested Restricted Stock Units in lieu of payments of Additional Cash Retainers (such Awards, the “Quarterly Retainer Awards,” and such election, the “Retainer Election”).

i.Retainer Elections. Any Retainer Election must be delivered to the Company’s Chief Financial Officer (or other Company designee, as applicable), in the form and manner specified by the Board (or other Committee, as applicable) within the applicable period set forth in this Section 4(c)i. An Outside Director who fails to make a valid and timely Retainer Election will not receive any Quarterly Retainer Awards for the Fiscal Year to which such Retainer Election otherwise would have applied, and instead will receive any applicable Additional Retainer in accordance with Section 4(b)ii above.

Each individual who otherwise is eligible to receive any future Additional Retainer may make a Retainer Election for the Additional Services to be performed in the Fiscal Year that commences in the first calendar year following the calendar year in which the Retainer Election is made, as follows. The Retainer Election must be made during an open trading window of the Company in the calendar year immediately prior to the calendar year in which commences the Fiscal Year to which the Retainer Election applies, and provided that such Outside Director is not restricted from trading Shares pursuant to the Company’s insider trading policy at the time of such election (the last day during such immediately prior calendar year on which any such Retainer Election may be made, the “Retainer Election Deadline”).

ii.Revocation. An Outside Director may revoke such Outside Director’s Retainer Election during an open trading window of the Company, and provided that such Outside Director is not restricted from trading Shares pursuant to the Company’s insider trading policy at the time of such revocation, but no later than the Retainer Election Deadline for the Fiscal Year to which the Retainer Election will apply.

(d)Quarterly Retainer Awards. If an Outside Director has made a valid and timely Retainer Election to receive Quarterly Retainer Awards in lieu of such Outside Director’s Additional Cash Retainer, then such Outside Director will be granted automatically on the 20th day of the month following the end of such immediately preceding Fiscal Quarter to which the Outside Director’s Additional Service relates (such grant date, the “Quarterly Retainer Award Grant Date”) as long as the Outside Director remains a Service Provider through such Quarterly Retainer Award Grant Date. Each Quarterly Retainer Award will be fully vested as of the date of its grant.

Each Quarterly Retainer Award granted to an Outside Director will cover a number of Shares with a Grant Value equal to the Quarterly Retainer Amount attributable to such Outside Director’s Additional Service with respect to such immediately preceding Fiscal Quarter, with any resulting fractional Share rounded to the nearest whole Share.

Quarterly Retainer Awards will be subject to the additional terms and conditions of this Policy, including without limitation Section 5 below.

(e)Termination Prior to Quarterly Retainer Award Grant Date. If an Outside Director’s status as a Service Provider terminates during or after a Fiscal Quarter but prior to the Quarterly Retainer Award Grant Date for such Fiscal Quarter, such Outside Director will not be granted a Quarterly Retainer Award for such Fiscal Quarter and instead will be paid the Quarterly Retainer Amount for such Fiscal Quarter as an Additional Cash Retainer in accordance with Section 4(b)ii above.

5.Additional Terms and Conditions of Equity Compensation

(a)General. Outside Directors will be eligible to receive all types of Awards (except Incentive Stock Options) under the Plan (or the applicable equity plan in place at the time of grant), including discretionary Awards not covered under this Policy. All grants of Initial Awards, Annual Awards, and Quarterly Retainer Awards to Outside Directors pursuant to this Policy will be automatic and nondiscretionary, except as otherwise provided herein, and will be made in accordance with the following provisions:

(b)No Discretion. No person will have any discretion to select which Outside Directors will be granted any Awards under this Policy or to determine the number of Shares to be covered by such Awards (except as provided in Section 13 below).

(c)Service Provider Status. For purposes of clarity, all grants of Awards to Outside Directors pursuant to this Policy are subject to the recipient of the Award being a Service Provider as of the date of grant of such Award.

(d)Maximum Number of Shares Subject to Awards. Notwithstanding anything to the contrary under this Policy, solely for purposes of determining the number of Shares to be subject at grant to an Award granted pursuant to this Policy, the price of a Share underlying such Award used to determine its Grant Value shall not be less than $2.00.

(e)Other Terms and Conditions. Each Award of Restricted Stock Units granted under this Policy will be subject to the terms and conditions of the Plan and the applicable form of Award Agreement previously approved by the Board or its Committee (as defined below), as applicable, for use under the Plan, provided that, with respect to any Quarterly Retainer Award, the Restricted Stock Units will be paid within forty (40) days following its Quarterly Retainer Award Grant Date (subject to any applicable delay set forth in the applicable Award Agreement necessary to comply with Section 409A). The Board or its Committee, as applicable and in its discretion, may change and otherwise revise the terms of the Awards that may be granted under this Policy in the future pursuant to this Policy, including without limitation the number of Shares subject thereto and type of Award.

6.Change in Control

In the event of a Change in Control, 100% of each Outside Director’s then-outstanding Company equity awards granted to him or her while an Outside Director and for services as a Director will become vested in full and, to the extent applicable, become immediately exercisable, as of immediately prior to consummation of such Change in Control.

7.Annual Compensation Limit

No Outside Director (solely for purposes of this Section 7, within the meaning of the Plan) may be paid, issued, or granted, in any Fiscal Year, equity awards (including any Awards) with an aggregate value (the value of which will be based on the Grant Value) and any other compensation (including without limitation any cash retainers or fees) that, in the aggregate, exceed $500,000. Any equity awards (including any Awards) granted, and any other compensation paid or provided, to an individual for his or her services as an Employee, or for his or her services as a Consultant (other than as an Outside Director, solely for purposes of this Section 7, within the meaning of the Plan), will not count for purposes of the limitation under this Section 4.

8.Travel Expenses

Each Outside Director’s reasonable, customary and documented travel expenses to Board or Board committee meetings will be reimbursed by the Company.

9.Additional Provisions

All provisions of the Plan not inconsistent with this Policy will apply to Awards granted to Outside Directors.

Notwithstanding any provisions to the contrary under this Policy, no payments of compensation or grants of any Awards will be made under this Policy unless and until Initial Stockholder Approval has been obtained. Provided that the Initial Stockholder Approval requirement has been satisfied, (a) any cash compensation that otherwise would have been paid prior to the Initial Stockholder Approval instead will be paid on or within 30 days following the date of the Initial Stockholder Approval; and (b) any Awards that otherwise would have been granted pursuant to this Policy prior to Initial Stockholder Approval instead will be granted automatically on the first Trading Day following the date of the Initial Stockholder Approval.

10.Adjustments

In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under this Policy, will adjust the number, class, and/or price of stock issuable pursuant to Awards granted under this Policy.

11.Section 409A

In no event will cash compensation or expense reimbursement payments under this Policy be paid after the later of (i) the 15th day of the 3rd month following the end of the Company’s taxable year in which the compensation is earned or expenses are incurred, as applicable, or (ii) the 15th day of the 3rd month following the end of the calendar year in which the compensation is earned or expenses are incurred, as applicable, in compliance with the “short-term deferral” exception under Section 409A of the Internal Revenue Code of 1986, as amended, and the final regulations and guidance thereunder, as may be amended from time to time (together, “Section 409A”). It is the intent of this Policy that this Policy and all payments hereunder be exempt from or otherwise comply with the requirements of Section 409A so that none of the compensation to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to be so exempt or comply. In no event will the Company or any of its affiliates have any responsibility, liability or obligation to reimburse, indemnify, or hold harmless an Outside Director (or any other person) for any taxes or other costs incurred as a result of Section 409A or any other tax law or rule.

12.Stockholder Approval

The initial adoption of the Policy will be subject to approval by the Company’s stockholders during 2023 (the “Initial Stockholder Approval”). Unless otherwise required by applicable law, following the Initial Stockholder Approval, the Policy shall not be subject to approval by the Company’s stockholders, including, for the avoidance of doubt, in connection with an event contemplated in Section 13 hereof.

13.Revisions

The Board or any committee of the Board that has been designated appropriate authority with respect to Outside Director compensation (or with respect to any applicable element or elements thereof, authority with respect to such element or elements) (the “Committee”), may amend, alter, suspend or terminate this Policy at any time and for any reason. Further, the Board may provide for cash, equity, or other compensation to Outside Directors in addition to the compensation provided under this Policy. No amendment, alteration, suspension or termination of this Policy will materially impair the rights of an Outside Director with respect to compensation that already has been paid or awarded, unless otherwise mutually agreed between the Outside Director and the Company. Termination of this Policy will not affect the Board’s or the Committee’s ability to exercise the powers granted to it under the Plan with respect to Awards granted under the Plan pursuant to this Policy prior to the date of such termination, including without limitation such applicable powers set forth in the Plan.

* * *

TRANSPHORM, INC.
75 CASTILIAN DRIVE
GOLETA, CALIFORNIA 93117

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	For All	Withhold All	For All Except	
The Board of Directors recommends you vote FOR each of the following nominees:	☐	☐	☐	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

1. Election of Class III Directors

Nominees

01) Primit Parikh 02) Kelly Smales

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain
2. The ratification of the appointment of KPMG LLP as Transphorm, Inc.'s independent registered public accounting firm for the fiscal year ending March 31, 2024.	☐	☐	☐
3. The approval of the Transphorm, Inc. Outside Director Compensation Policy.	☐	☐	☐

NOTE: In their discretion, the proxyholders will vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000618722_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report are available at www.proxyvote.com

TRANSPHORM, INC.
Annual Meeting of Stockholders
October 10, 2023, 10:00 a.m. Pacific Daylight Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Primit Parikh and Cameron McAulay, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Transphorm, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. Pacific Daylight Time on October 10, 2023, at www.virtualshareholdermeeting.com/TGAN2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The above proxyholders are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

0000618722_2 R1.0.0.6

Continued and to be signed on reverse side